As filed with the Securities and Exchange Commission on June 12, 2006

Registration 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFOSONICS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	33-0599368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5880 Pacific Center Boulevard

San Diego, California  92121

(858) 373-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INFOSONICS CORPORATION 2006 EQUITY INCENTIVE PLAN

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION) TO RANDALL P. MARX, DATED AS OF APRIL 13, 2006

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION) TO ROBERT S. PICOW, DATED AS OF APRIL 13, 2006

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION) TO KIRK A. WALDRON, DATED AS OF APRIL 13, 2006

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION) TO RANDALL P. MARX, DATED AS OF APRIL 13, 2006

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION) TO ROBERT S. PICOW, DATED AS OF APRIL 13, 2006

INFOSONICS CORPORATION AMENDED AND RESTATED STOCK OPTION AGREEMENT
(NON-EMPLOYEE DIRECTORS’ OPTION TO KIRK A. WALDRON, DATED AS OF APRIL 13, 2006

Joseph Ram

Chief Executive Officer

InfoSonics Corporation

5880 Pacific Center Boulevard

San Diego, California  92121

(858) 373-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David J. Katz

Perkins Coie LLP

1620 – 26th Street

Sixth Floor, South Tower

Santa Monica, California  90404

(310) 788-9900

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the InfoSonics Corporation 2006 Equity Incentive Plan	500,000	(2)	$22.52	(3)	$11,260,000	(3)	$1,205
Common Stock, par value $0.001 per share, subject to outstanding options under Amended and Restated Stock Option Agreements	90,000	(4)	$9.77	(5)	$879,300	(5)	$94
Total	590,000				$12,139,300		$1,299

(1)          Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares issuable pursuant to the InfoSonics Corporation 2006 Equity Incentive Plan and pursuant to the Amended and Restated Stock Option Agreements as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(2)          The maximum number of shares of common stock available for grant under the InfoSonics Corporation 2006 Equity Incentive Plan is 500,000 shares (the “Share Authorization”). 174,102 shares authorized but not granted under the InfoSonics Corporation 2003 Stock Option Plan were previously registered on a Form S-8 Registration Statement (SEC File No. 333-129777) on November 17, 2005. By post-effective amendment to that Form S-8 Registration Statement, those shares have now been deregistered and are included within the Share Authorization registered on this Form S-8 Registration Statement.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is estimated to be $22.52 based on the average of the high sales price ($23.95 per share) and the low sales price ($21.10 per share) for the Registrant’s common stock as reported on the American Stock Exchange on June 8, 2006.

(4)          The 90,000 shares subject to outstanding options under individual Amended and Restated Stock Option Agreements were previously registered on a Form S-8 Registration Statement (SEC File No. 333-129777) on November 17, 2005. By post-effective amendment to that Form S-8 Registration Statement, those shares have now been deregistered.

(5)          Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price per share of $9.77 represents the weighted average per share exercise prices of the currently outstanding options subject to the Amended and Restated Stock Option Agreements. 45,000 shares subject to the options have an exercise price of $3.29 per share and the remaining 45,000 shares subject to the options have an exercise price of $16.24 per share.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 31, 2006, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b)   The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed on May 15, 2006;

(c)   The Registrant’s Current Reports on Form 8-K filed on February 2, 2006, June 5, 2006 and June 12, 2006 (as to Item 1.01 and Item 4.02); and

(d)   The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on June 16, 2004 (File No. 001-32217) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.                 DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of the State of Maryland allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

•               the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•               the person actually received an improper personal benefit in money, property or services; or

•               in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

•               by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the board of directors designated to act in the matter;

•               by special legal counsel selected by the board or board committee by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

•               by the stockholders.

If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Article VI of the Registrant’s Bylaws provides for indemnification of each director, officer or employee of the Registrant:

•               to the full extent permitted by the General Corporation Law of the State of Maryland, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director, officer or employee of the Registrant, or is or was at any time serving at the Registrant’s request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan; and

•               to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Maryland in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director, officer or employee of the Registrant, or is or was at any time serving at the Registrant’s request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Registrant if it shall ultimately be determined that he or she is not entitled to be indemnified.

In addition to the general indemnification described above, Maryland law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders for the following:

•               to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

•               to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Article XI of the Registrant’s Articles of Incorporation contains a provision that eliminates and limits the personal liability of each director and officer to the full extent permitted by the laws of the State of Maryland. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

Item 7.                 EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                 EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel regarding legality of the common stock being registered

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm

23.2	Consent of counsel (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

99.1	InfoSonics Corporation 2006 Equity Incentive Plan

99.2	Form of Amended and Restated Stock Option Agreement (Non-Employee Directors’ Option)

Item 9.                 UNDERTAKINGS

A.            The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 12, 2006.

INFOSONICS CORPORATION

By:	/s/ Joseph Ram
Joseph Ram
Chief Executive Officer

Each person whose individual signature appears below hereby authorizes Joseph Ram and Jeffrey A. Klausner, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of June, 2006.

Signature	Title

/s/ Joseph Ram	Chief Executive Officer (Principal Executive
Joseph Ram	Officer) and Director

/s/ Jeffrey A. Klausner	Chief Financial Officer (Principal Financial
Jeffrey A. Klausner	and Accounting Officer)

/s/ Abraham G. Rosler	Director
Abraham G. Rosler

/s/ Randall P. Marx	Director
Randall P. Marx

/s/ Robert S. Picow	Director
Robert S. Picow

/s/ Kirk A. Waldron	Director
Kirk A. Waldron

EXHIBITS INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel regarding legality of the common stock being registered

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm

23.2	Consent of counsel (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

99.1	InfoSonics Corporation 2006 Equity Incentive Plan

99.2	Form of Amended and Restated Stock Option Agreement (Non-Employee Directors’ Option)